UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2025 annual meeting of stockholders of America’s Car-Mart, Inc. (the “Company”) was held on September 25, 2025. The record date for such meeting was July 31, 2025, on which date there were a total of 8,545,223 shares of common stock outstanding and entitled to vote. The following matters were voted upon by the Company’s stockholders at the annual meeting. The numbers of votes cast for, against or withheld as well as the number of abstentions and broker non-votes, for each of these matters are set forth below.

1. To elect directors for a term of one year:
	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Ann G. Bordelon	6,290,268	61,721	1,456	1,200,314
Jonathan Z. Buba	6,325,929	26,049	1,467	1,200,314
Douglas W. Campbell	6,344,746	7,232	1,467	1,200,314
Julia K. Davis	6,109,589	60,473	183,383	1,200,314
Daniel J. Englander	6,274,488	72,170	6,787	1,200,314
Brandi N. Joplin	6,348,379	3,611	1,455	1,200,314
Dawn C. Morris	6,287,206	62,819	3,420	1,200,314
Joshua G. Welch	6,295,702	56,275	1,468	1,200,314
Jeffrey A. Williams	6,303,247	48,731	1,467	1,200,314

2. To approve an advisory resolution regarding the Company's compensation of its named executive officers.
Votes For	5,948,778
Votes Against	45,365
Votes Abstained	359,302
Broker Non-Votes	1,200,314

3. To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2026.
Votes For	7,450,867
Votes Against	11,599
Votes Abstained	91,293
Broker Non-Votes	0

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: September 29, 2025	/s/ Jonathan M. Collins
Jonathan M. Collins
Chief Financial Officer
(Principal Financial Officer)